Exhibit 4.10

THIS NOTE AND THE SHARES OF CAPITAL STOCK THAT MAY BE ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE PAYEE, CONCURRED WITH BY COUNSEL FOR THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

BIOAFFINITY TECHNOLOGIES, INC.
UNSECURED CONVERTIBLE PROMISSORY NOTE

San Antonio, Texas	$ [AMOUNT]	[DATE]

1. Principal and Interest.

Subject to the terms and conditions of this Unsecured Convertible Promissory Note (this “Note”), for value received, bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [NAME] (“Payee”) in lawful money of the United States the principal amount of [AMOUNT] AND NO/100s ($[AMOUNT]), together with simple interest on the unpaid principal balance of this Note at the rate of EIGHT PERCENT (8.0%) per annum until this Note is converted in full or indefeasibly and irrevocably paid in full by the Company. Unless earlier converted into Conversion Shares (as defined below), the principal and accrued interest of this Note will be due and payable by the Company at any time on or after [DATE] (the “Maturity Date”) at the Company’s election or upon the written demand by the Payee.

This Note is one of a series of Notes (the “Offered Notes”) of like tenor issued by the Company. The Offered Notes shall be treated, in all respects, as pari passu in accordance with their relative then outstanding principal balances. Accordingly, all payments and all permitted prepayments by the Company on the Offered Notes will be made pro rata based on their relative then outstanding principal balances.

This Note is a general unsecured obligation of the Company. In no event shall any stockholder, director or officer of the Company be liable for any amounts due and payable pursuant to this Note.

Upon payment by the Company in full of all principal and interest payable hereunder or conversion of this Note in full as described in Section 2 below, this original Note shall be surrendered to the Company for cancellation.

2. Conversion.

a.	Automatic Conversion. If, prior to the Maturity Date, the Company consummates an equity financing (or series of related equity financings) with the principal purpose of raising capital pursuant to which it sells shares of its capital stock for aggregate gross proceeds of not less than five million dollars, including the amount of any debt securities to be converted into shares of such equity securities at the closing of such transaction (a “Next Equity Financing”), then all principal and unpaid accrued interest under this Note will automatically convert into the class of securities issued in such Next Equity Financing upon the initial closing of the Next Equity Financing at a conversion price equal to 0.8 multiplied by the lowest per share purchase price paid in the Next Equity Financing by the investors in the Next Equity Financing. This Note will convert into the class of securities issued in such Next Equity Financing and, upon receiving the Conversion Shares, the Payee will be subject to the same terms as the other investors purchasing the class of securities issued in such Next Equity Financing and will sign stock purchase agreements, stockholder agreements and similar instruments governing the ownership of such equity securities reflecting such terms.

b.	Optional Conversion. Provided no Next Equity Financing has occurred, at any time that this Note is outstanding prior to the Maturity Date, the Payee may convert all or any portion of the outstanding principal and accrued unpaid interest thereon into common stock of the Company (“Common Stock”) at a conversion price (the “Conversion Price”) of ninety-four and one-half cents ($0.945) per share. If at any time while this Note is outstanding, the Company issues capital stock for less than ninety-four and one-half cents ($0.945) per share (on a common stock equivalent basis), then the conversion price of the Notes will be automatically reset to such lower price.

c.	Mechanics of Conversion. Upon the conversion of this Note, the outstanding principal and accrued unpaid interest of the Note shall be converted automatically without any further action by the Payee and whether or not the Note is surrendered to the Company or its transfer agent. The Company shall not be obligated to issue certificates evidencing the Conversion Shares unless such Note is either delivered to the Company or its transfer agent, or the Payee notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to such Payee of such Note, a certificate or certificates for the Conversion Shares and a check payable to the Payee in the amount of any cash amounts payable as the result of a conversion into fractional shares of the Conversion Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of closing of the event triggering conversion. The person or persons entitled to receive Conversion Shares shall be treated for all purposes as the record Payee or Payees of such Conversion Shares on such date. The person entitled to receive Conversion Shares shall also execute and deliver any stock purchase agreements, stockholder agreements or similar instruments as may be required to effect the conversion of this Note. The Conversion Shares will be fully paid and non-assessable. All principal and unpaid accrued interest that is converted pursuant to this Section 2 will no longer be outstanding or due and payable from the Company and will be deemed to have been fully paid and satisfied on the effective date of such conversion and the Company shall thereafter have no further obligation or liability with respect to such amounts.

d.	As used in this Note, the term “Conversion Shares” means: (i) with respect to a conversion pursuant to Section 2(a), shares of the securities issued in the Next Equity Financing; and (ii) with respect to a conversion pursuant to Section 2(b), shares of Common Stock.

2

3. Prepayment.

The Company will notify the Payee thirty (30) days prior to prepaying all or a portion of this Note to allow the Payee to exercise its right to an optional conversion as described in Section 2, above. Subject to such notice requirement, the Company may, at any time, prepay all or any part of the unpaid principal amount of this Note without premium or penalty. Partial prepayments will be applied first to pay accrued unpaid interest and second, after all interest accrued through the date of such partial prepayment has been paid in full, to reduce the principal amount outstanding hereunder.

4. Attorneys’ Fees.

If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by Payee.

5. Savings Clause.

It is the intention of the Company and the Payee to conform strictly to all applicable usury laws. In determining whether or not the consideration that is taken, reserved, contracted for, charged or received under this Note (or otherwise in connection with this Note) constitutes interest or whether or not such interest, under any specific contingency, exceeds the maximum amount of interest allowed by applicable law, the Company and the Payee will, to the greatest extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) amortize, prorate, allocate and spread the total amount of interest throughout the full term of this Note so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof and/or (c) allocate interest between portions of this Note, to the end that no such portion will bear interest at a rate greater than that permitted by applicable law. After application of the preceding sentence, if the aggregate of all consideration constituting interest under applicable law that is taken, reserved, contracted for, charged or received under this Note (or otherwise in connection with this Note) exceeds the maximum amount of interest allowed by applicable law or would otherwise be usurious under applicable law, then (i) the Company will not be obligated to pay the amount of such interest to the extent that it exceeds the maximum amount permitted by applicable law, (ii) any such excess interest that may have been collected will be applied as a credit against the then unpaid principal amount of the Note (or, to the extent that this Note is or would thereby be paid in full, refunded to the Company) and (iii) the effective rate of interest will be automatically reduced to the maximum lawful rate under applicable usury laws as now or hereafter construed by the courts having jurisdiction. The terms and provisions of this Section 6 will supersede every other conflicting provision of this Note or any other document evidencing or securing this Note.

3

6. Purchase Entirely for Own Account.

The Payee acknowledges that this Note is made with the Payee in reliance upon the Payee’s representation to the Company, which the Payee hereby confirms by executing this Note, that this Note, the Conversion Shares, and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the “Securities”) will be acquired for investment for the Payee’s own account, not as a nominee or agent (unless otherwise specified on the Payee’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that the Payee has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, the Payee further represents that the Payee does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, the Payee also represents it has not been organized solely for the purpose of acquiring the Securities.

7. Disclosure of Information; Non-Reliance.

The Payee acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. The Payee further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The Payee confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, the Payee is not relying on the advice or recommendations of the Company and has made its own independent decision that the investment in the Securities is suitable and appropriate for the Payee. The Payee understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

8. Investment Experience.

The Payee is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

9. Accredited Investor.

The Payee is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Payee agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

10. Restricted Securities.

The Payee understands that the Securities have not been, and will not be, registered under the Securities Act or state securities laws, by reason of specific exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Payee’s representations as expressed herein. The Payee understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Payee must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Payee acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Payee’s control, and which the Company is under no obligation, and may not be able, to satisfy.

4

11. No Public Market.

The Payee understands that no public market now exists for the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.

12. No General Solicitation.

The Payee, and its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. The Payee acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

13. Residence.

If the Payee is an individual, then the Payee resides in the state or province identified in the address shown on the Payee’s signature page hereto. If the Payee is a partnership, corporation, limited liability company or other entity, then the Payee’s principal place of business is located in the state or province identified in the address shown on the Payee’s signature page hereto.

14. Amendment.

No amendment, modification or supplement of or to this Note will be effective unless made in writing and signed by the Company and the Payee.

15. Integration.

This Note, represents, and is intended to be, a complete statement of all of the terms and the arrangements between the Company and the Payee with respect to the matters provided for herein, supersedes any and all previous oral or written and all contemporaneous oral agreements, understandings, negotiations and discussions between the Company and the Payee with respect to those matters.

16. Governing Law.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

5

17. Notices.

All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed email or facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section).

18. Waiver of Jury Trial.

EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

19. Counterparts.

This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective.

[SIGNATURE PAGE TO UNSECURED CONVERTIBLE PROMISSORY NOTE]

6

bioAffinity Technologies, Inc.

By:
Maria Zannes
Chief Executive Officer
22211 W Interstate 10
Suite 1206
San Antonio, Texas 78257
mz@bioaffinitytech.com

Agreed to and accepted:

If an individual:

[NAME]

[Name]
[Address]
[Address]
Email Address: [Email]

7